Exhibit 99.1

   JoS. A. Bank Clothiers Promotes Chief Merchandising Officer R.
Neal Black to President; Continues to Report to CEO Robert N. Wildrick


    HAMPSTEAD, Md.--(BUSINESS WIRE)--April 16, 2007--JoS. A. Bank Clothiers, Inc. (NASDAQ Global Select Market: "JOSB") is pleased to announce the promotion of Chief Merchandising Officer R. Neal Black to President of the Company. As President, Mr. Black will continue his responsibilities as Chief Merchandising Officer and will continue to report to Chief Executive Officer Robert N. Wildrick, who will assume the additional title of Executive Chairman. As Executive Chairman and Chief Executive Officer, Mr. Wildrick will continue to be the liaison between the management of the Company and the Board of Directors and have supervisory authority over all other officers of the Company.

    Andrew A. Giordano, Lead Independent Director and Chairman of the Board, stated, "We are very proud of our executive management team. Since taking over management of the Company in late 1999, this team has increased sales over 180%; more than tripled the store base to 382 stores by opening over 270 new stores; significantly increased net income which was just $1.4 million in 1999; increased market cap to more than $596 million; enhanced the brand awareness throughout the country and made dramatic improvement in the liquidity of the Company. The Board views these management changes as another step in the evolution of the Company as we look forward to continued growth."

    Market capitalization was calculated based on the April 13, 2007 closing price of the Company's Common Stock of $33.01, as reported by the NASDAQ Global Select Market, and 18,066,826 shares of Common Stock outstanding.

    JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 382 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, MD, and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

    The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, higher energy and security costs, the successful implementation of the Company's growth strategy including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of lease sites for new stores, the ability to source product from its global supplier base, litigations and other competitive factors. Other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 28, 2006 and the Company's subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.


    CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, MD
             David E. Ullman,
             EVP/CFO,
             410-239-5715
             or
             Investor Relations Information Request Website
             (http://phx.corporate-ir.net/
             phoenix.zhtml?c=113815&p=irol-inforeq),
             or
             Voicemail, 410-239-5900
             E-commerce Address for JoS. A. Bank Clothiers, Inc.:
             www.josbank.com